UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 19, 2005

ShopKo Stores, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Wisconsin	1-10876	41-0985054
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

700 Pilgrim Way, Green Bay, Wisconsin		54304
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	920-429-2211

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01. Entry into a Material Definitive Agreement.

On January 19, 2005, the Board of Directors of ShopKo Stores, Inc. (the "Company"), upon the recommendation of the Board's Nominating/Corporate Governance Committee, approved revised compensation levels for non-management directors effective immediately.

The new compensation levels are set forth below (levels that are unchanged from previous levels are indicated by an asterisk):

• Annual cash retainer for Board service: $25,000

• Board/Committee meeting fees (in-person): $1,500 per meeting

• Board/Committee meeting fees (teleconference): $750 per meeting

• Annual grant of Deferred Stock Units (to be granted following the Annual Meeting): $5,000*

• Annual option grant to purchase shares of common stock (to be granted following the Annual Meeting): 4,000 options*

• Annual equity grant of Restricted Stock: 1,000 shares

• Annual retainer for Audit Committee chairman: $7,500

• Annual retainer for other Committee chairmen: $5,000.

The Board of Directors also approved the following compensation for the Company’s non-executive Chairman of the Board (in addition to the above):

• Annual cash retainer: $75,000

• Annual option grant to purchase shares of common stock: 7,000 options*

• Monthly office expense: $1,500*.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ShopKo Stores, Inc.

January 25, 2005	By:	Peter G. Vandenhouten

Name: Peter G. Vandenhouten
Title: Assistant General Counsel/Secretary